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                                                                     Exhibit 4.6


                            FORM OF LOCK-UP AGREEMENT

                                                                          , 2004



J.P. Morgan Securities Inc.
  As Representative of the
  several Underwriters listed
  in Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172


Re:  Ninetowns Digital World Trade Holdings Limited


Ladies and Gentlemen:

     The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Ninetowns Digital World Trade Holdings Limited, a Cayman Islands corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "UNDERWRITERS") of American Depositary Shares (the "SECURITIES") representing the Company's ordinary shares, par value HK$0.10 per share ("ORDINARY SHARES"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any (x) Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (y) depositary receipts evidencing Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (or the right to receive such Ordinary Shares or securities) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or depositary receipts evidencing Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing shall not apply to Ordinary Shares (i) sold in the Public Offering or (ii) issued upon exercise of options granted under existing employee stock option plans.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

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     The undersigned understands that the Underwriters are entering into the
Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.


                                                Very truly yours,


                                                [NAME OF SHAREHOLDER]



                                                By: ___________________________
                                                    Name:
                                                    Title:


Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.,
   acting severally on behalf of themselves and the several Underwriters named in
   Schedule I to the Underwriting Agreement



By: ________________________________
    Name:
    Title: